Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-46641) of Energen Corporation of our report dated June 11, 2010 relating to the financial statements and supplemental schedule of the Energen Corporation Employee Savings Plan, as of December 31, 2009 and 2008, and for the year ended December 31, 2009, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Birmingham, Alabama

June 11, 2010